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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and Prospectus of WebMD Corporation for the registration of 15,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999, with respect to the consolidated financial statements of ENVOY Corporation as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in WebMD's Current Report on Form 8-K filed on July 27, 2000.

                                                           /s/ ERNST & YOUNG LLP

Nashville, Tennessee
November 6, 2000